CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 9, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Reports to Shareholders of Strong Advisor Bond Fund, Strong Advisor Municipal Bond Fund, Strong Advisor Short Duration Bond Fund, Strong Advisor Strategic Income Fund, Strong Corporate Income Fund, and Strong Municipal Bond Fund; and of our reports dated February 3, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of Strong Advisor Common Stock Fund, Strong Advisor Endeavor Large Cap Fund, Strong Advisor Focus Fund, Strong Advisor International Core Fund, Strong Advisor Large Company Core Fund, Strong Advisor Mid Cap Growth Fund, Strong Advisor Select Fund, Strong Advisor Small Cap Value Fund, Strong
Advisor Technology Fund, Strong Advisor Utilities and Energy Fund, Strong Advisor U.S. Small/Mid Cap Growth Fund, Strong Advisor U.S. Value Fund, Strong Blue Chip Fund, Strong Multi Cap Value Fund, Strong Strategic Value Fund, Strong Technology 100 Fund, Strong U.S. Emerging Growth Fund, and Strong Value Fund; which are also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
September 10, 2004